Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	18	954	111,049		15,286	44,441	35,768	14,676	878
Seniors Housing Triple-net	17	370	30,884		—	5,471	14,523	9,249	1,641
Outpatient Medical	17	402	23,804,214	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	28	239	29,929		—	—	824	10	29,095
Total	19	1,965

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	4Q21 NOI	4Q22 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	654	$144,510	$185,121	28.1%	880	$896,616	44.0%
Seniors Housing Triple-net(5)	351	100,166	104,459	4.3%	363	419,988	20.6%
Outpatient Medical	361	106,145	108,362	2.1%	389	470,772	23.1%
Long-Term/Post-Acute Care(5)	76	21,952	22,837	4.0%	229	249,048	12.3%
Total	1,442	$372,773	$420,779	12.9%	1,861	$2,036,424	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(6)	Occupancy	EBITDAR Coverage(7)	EBITDARM Coverage(7)	Private Pay	Medicaid	Medicare	Other Government(8)
Seniors Housing Operating	79.6%	n/a	n/a	97.0%	1.3%	0.7%	1.0%
Seniors Housing Triple-net	78.7%	0.86	1.16	91.2%	3.5%	0.7%	4.6%
Outpatient Medical	94.2%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	81.6%	1.34	1.62	28.1%	35.1%	36.8%	—%
Total		0.95	1.24	94.0%	2.7%	2.2%	1.1%

Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 19 and 20 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 19 for reconciliation.
(5) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(6) Data as of December 31, 2022 for Seniors Housing Operating and Outpatient Medical and September 30, 2022 for remaining asset types.
(7) Represents trailing twelve month coverage metrics.
(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living	126	$166,000	$—	$—	$—	$166,000	8.2%
Integra Healthcare Properties	147	—	—	—	158,040	158,040	7.8%
Cogir Management Corporation	50	74,188	—	—	—	74,188	3.6%
Belmont Village	21	73,092	—	—	—	73,092	3.6%
Atria Senior Living	92	72,940	—	—	—	72,940	3.6%
Avery Healthcare	61	5,756	62,364	—	—	68,120	3.3%
StoryPoint Senior Living	72	23,108	43,344	—	—	66,452	3.3%
Brookdale Senior Living	85	(832)	65,304	—	—	64,472	3.2%
Oakmont Management Group	33	61,420	—	—	—	61,420	3.0%
Revera	78	60,820	—	—	—	60,820	3.0%
Remaining	1,096	360,124	248,976	470,772	91,008	1,170,880	57.4%
Total	1,861	$896,616	$419,988	$470,772	$249,048	$2,036,424	100.0%

By Country:
United States	1,583	$707,324	$349,676	$470,772	$242,272	$1,770,044	86.9%
Canada	154	134,972	3,452	—	6,776	145,200	7.1%
United Kingdom	124	54,320	66,860	—	—	121,180	6.0%
Total	1,861	$896,616	$419,988	$470,772	$249,048	$2,036,424	100.0%

By MSA:
New York / New Jersey	83	$59,848	$42,716	$37,372	$5,872	$145,808	7.2%
Los Angeles	72	67,576	19,868	35,168	—	122,612	6.0%
Philadelphia	46	10,180	5,588	31,508	29,772	77,048	3.8%
Dallas	60	37,388	4,220	26,748	4,328	72,684	3.6%
Washington D.C.	42	37,056	7,652	6,448	21,524	72,680	3.6%
Greater London	53	32,028	15,508	—	—	47,536	2.3%
San Francisco	23	32,612	10,604	1,700	—	44,916	2.2%
San Diego	19	19,788	6,860	10,172	2,916	39,736	2.0%
Houston	35	4,916	2,240	29,348	—	36,504	1.8%
Chicago	43	13,184	11,304	5,388	5,720	35,596	1.7%
Charlotte	26	1,236	10,356	23,264	—	34,856	1.7%
Montréal	24	32,568	—	—	—	32,568	1.6%
Baltimore	15	4,688	1,868	12,040	13,480	32,076	1.6%
Toronto	25	29,140	—	—	—	29,140	1.4%
Raleigh	13	7,056	18,432	2,316	—	27,804	1.4%
Minneapolis	20	(2,100)	16,344	13,340	—	27,584	1.4%
Boston	25	19,692	5,000	2,332	—	27,024	1.3%
Pittsburgh	25	7,000	5,232	3,688	9,820	25,740	1.3%
Seattle	32	6,768	3,548	14,908	—	25,224	1.2%
Indianapolis	17	2,472	13,196	508	8,880	25,056	1.2%
Remaining	1,163	473,520	219,452	214,524	146,736	1,054,232	51.7%
Total	1,861	$896,616	$419,988	$470,772	$249,048	$2,036,424	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 19 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	4Q21	1Q22	2Q22	3Q22	4Q22
Properties	755	805	836	870	882
Units	76,105	80,402	84,782	87,375	88,783
Total occupancy	76.3%	76.3%	77.1%	78.0%	78.3%
Total revenues	$877,564	$969,979	$1,000,962	$1,061,753	$1,095,146
Operating expenses	698,601	774,936	777,178	831,556	866,482
NOI	$178,963	$195,043	$223,784	$230,197	$228,664
NOI margin	20.4%	20.1%	22.4%	21.7%	20.9%
Recurring cap-ex	$28,057	$23,325	$26,806	$31,513	$36,923
Other cap-ex	$51,168	$45,988	$57,225	$56,878	$75,545

Same Store Performance(2)	4Q21	1Q22	2Q22	3Q22	4Q22
Properties	654	654	654	654	654
Occupancy	77.1%	77.2%	78.0%	78.9%	79.1%
Same store revenues	$736,425	$753,382	$770,594	$792,087	$812,378
Compensation	352,841	350,428	355,521	365,512	371,098
Utilities	35,631	40,214	35,163	40,901	40,186
Food	30,221	29,596	32,122	32,742	34,242
Repairs and maintenance	22,455	24,252	23,468	24,061	24,181
Property taxes	27,773	32,075	31,712	31,617	28,235
All other	122,994	119,797	121,116	123,038	129,315
Same store operating expenses	591,915	596,362	599,102	617,871	627,257
Same store NOI	$144,510	$157,020	$171,492	$174,216	$185,121
Same store NOI margin %	19.6%	20.8%	22.3%	22.0%	22.8%
Year over year NOI growth rate					28.1%
Year over year revenue growth rate					10.3%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Core Markets	4Q22 NOI	% of Total
Sunrise Senior Living	126	10,079	100.0%	Southern California	$26,038	11.4%
Cogir Management Corporation	50	7,362	88.7%	Northern California	17,922	7.8%
Belmont Village	21	2,804	95.0%	New York / New Jersey	14,766	6.5%
Atria Senior Living	92	11,296	100.0%	Greater London	8,060	3.5%
Oakmont Management Group	33	3,668	100.0%	Washington D.C.	10,431	4.6%
Revera	78	7,262	75.0%	Montréal	8,386	3.7%
Brandywine Living	30	2,817	99.6%	Toronto	7,329	3.2%
Sagora Senior Living	18	1,719	97.2%	Boston	4,787	2.1%
Legend Senior Living	37	2,809	93.3%	Seattle	2,297	1.0%
Clover	36	3,846	90.5%	Vancouver	2,215	1.0%
Signature UK	33	2,401	82.7%	Birmingham, UK	2,140	0.9%
Chartwell	42	4,479	49.5%	Manchester, UK	1,425	0.6%
Senior Resource Group	12	1,258	48.8%	Ottawa	1,538	0.7%
StoryPoint Senior Living	40	3,905	93.1%	Core Markets	107,334	47.0%
Remaining	232	22,990		All Other	121,330	53.0%
Total	880	88,695		Total	$228,664	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 19 and 20 for reconciliation.
(3) Represents partner concentration based on annualized In Place NOI for the quarter ended December 31, 2022. Property count and pro rata units represent the In Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 19 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	1.8%	0.1%	1.9%	11	7	6.0%	1.3%	7.3%	11	13
0.85x - 0.95x	—%	—%	—%	—	—	4.0%	0.1%	4.1%	5	4
0.95x - 1.05x	3.5%	0.7%	4.2%	10	4	2.9%	—%	2.9%	11	3
1.05x - 1.15x	4.8%	0.5%	5.3%	7	5	3.0%	—%	3.0%	11	1
1.15x - 1.25x	0.3%	—%	0.3%	14	1	0.7%	—%	0.7%	13	1
1.25x - 1.35x	3.5%	0.1%	3.6%	12	3	—%	—%	—%	—	—
> 1.35x	2.9%	2.6%	5.5%	10	8	0.2%	2.6%	2.8%	10	6
Total	16.8%	4.0%	20.8%	10	28	16.8%	4.0%	20.8%	10	28

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2023	$3,010	$57,439	$2,159	$9,342	$71,950	5.6%
2024	13,088	55,330	—	22,642	91,060	7.1%
2025	5,290	36,847	—	10,443	52,580	4.1%
2026	34,262	38,477	9,203	89,000	170,942	13.4%
2027	—	38,073	1,182	3,235	42,490	3.3%
2028	5,237	28,520	5,246	378	39,381	3.1%
2029	4,001	28,579	—	425	33,005	2.6%
2030	40,849	31,062	28,070	144	100,125	7.9%
2031	8,519	44,459	4,253	233	57,464	4.5%
2032	65,629	33,133	15,037	—	113,799	8.9%
Thereafter	199,083	99,980	192,095	10,523	501,681	39.5%
	$378,968	$491,899	$257,245	$146,365	$1,274,477	100.0%

Weighted Avg Maturity Years	10	7	15	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2022 for stable portfolio only. Agreements included represent 63% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 19 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	4Q21	1Q22	2Q22	3Q22	4Q22
Properties	375	379	384	386	389
Square feet	17,572,561	18,079,918	18,452,459	18,665,903	18,844,516
Occupancy	94.8%	94.7%	94.5%	94.5%	94.2%
Total revenues	$161,022	$163,597	$166,220	$171,990	$176,816
Operating expenses	47,254	50,599	51,177	53,684	53,259
NOI	$113,768	$112,998	$115,043	$118,306	$123,557
NOI margin	70.7%	69.1%	69.2%	68.8%	69.9%
Revenues per square foot	$36.65	$36.19	$36.03	$37.15	$37.53
NOI per square foot	$25.90	$25.00	$24.94	$25.55	$26.23
Recurring cap-ex	$18,287	$9,141	$12,752	$13,470	$25,200
Other cap-ex	$4,738	$1,594	$2,303	$2,472	$5,633

Same Store Performance(2)	4Q21	1Q22	2Q22	3Q22	4Q22
Properties	361	361	361	361	361
Occupancy	95.0%	94.7%	94.9%	94.8%	94.9%
Same store revenues	$151,111	$153,980	$153,698	$154,986	$155,784
Same store operating expenses	44,966	47,863	48,035	48,926	47,422
Same store NOI	$106,145	$106,117	$105,663	$106,060	$108,362
NOI margin	70.2%	68.9%	68.7%	68.4%	69.6%
Year over year NOI growth rate					2.1%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$26,837	5.5%	Health system affiliated properties as % of NOI(3)	89.3%
Common Spirit Health	17,706	3.6%	Health system affiliated tenants as % of rental income(3)	62.4%
Novant Health	15,638	3.2%	Retention (trailing twelve months)(3)	91.4%
Summit Health Management, LLC	14,313	2.9%	In-house managed properties as % of square feet(3,4)	86.5%
Providence Health & Services	14,035	2.9%	Average remaining lease term (years)(3)	6.6
Remaining portfolio	403,370	81.9%	Average building size (square feet)(3)	60,438
Total	$491,899	100.0%	Average age (years)	17

Expirations(3)	2023	2024	2025	2026	2027	Thereafter
Occupied square feet	2,063,413	1,871,888	1,257,199	1,385,376	1,400,859	9,776,487
% of occupied square feet	11.6%	10.5%	7.1%	7.8%	7.9%	55.1%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 361 same store properties representing 17,023,067 square feet. See pages 19 and 20 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2018	2019	2020	2021	1Q22	2Q22	3Q22	4Q22	18-22 Total
Count	15	27	12	35	5	11	7	4	116
Total	$3,788,261	$4,073,554	$910,217	$4,101,533.59	$740,036	$1,043,881	$797,656	$204,166	$15,659,305
Low	4,950	7,550	6,201	5,000	24,500	12,000	15,622	6,485	4,950
Median	73,727	38,800	48,490	45,157	137,437	37,200	120,175	42,413	48,407
High	2,481,723	1,250,000	235,387	1,576,642	389,149	385,653	204,647	112,855	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Payoffs	Yield
October	$144,771	4.8%	$47,906	3.1%	$59,898	8.7%
November	71,872	0.8%	60,532	-0.4%	26,500	14.4%
December	6,640	6.6%	186,731	4.8%	72,561	—%
Total	$223,283	3.5%	$295,169	3.5%	$158,959	5.7%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Fourth Quarter 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	7	675	units	$222,754	$131,607
Seniors Housing Triple-net	5	352	units	187,710	66,074
Outpatient Medical	1	66,580	sf	99	6,485
Loan funding					19,117
Total acquisitions and loan funding(2)	13				223,283	3.5%

Development Funding(3)
Development projects:
Seniors Housing Operating	48	7,395	units		135,340
Seniors Housing Triple-net	1	191	units		12,097
Outpatient Medical	6	317,471	sf		29,445
Total development projects	55				176,882
Expansion projects:
Seniors Housing Operating	4	283	units		2,670
Seniors Housing Triple-net	1	85	units		3,256
Outpatient Medical	2	51,095	sf		5,532
Total expansion projects	7				11,458

Total development funding	62				188,340	7.3%

Total gross investments					411,623	5.3%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	1	46	units	165,761	7,625
Long-Term/Post-Acute Care	—	—	beds	—	72,561
Loan payoffs					78,773
Total dispositions and loan payoffs(5)	1				158,959	5.7%

Net investments (dispositions)					$252,664

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	77	8,567	units	$262,598	$2,252,083
Seniors Housing Triple-net	5	352	units	187,710	104,959
Outpatient Medical	12	1,100,837	sf	301	330,145
Long-Term/Post-Acute Care	—	—	beds		98,552
Loan funding					223,889
Total acquisitions and loan funding(2)	94				3,009,628	5.1%

Development Funding(3)
Development projects:
Seniors Housing Operating	58	8,812	units		865,877
Seniors Housing Triple-net	1	191	units		67,649
Outpatient Medical	7	364,553	sf		107,322
Total development projects	66				1,040,848
Expansion projects:
Seniors Housing Operating	4	283	units		11,937
Seniors Housing Triple-net	1	85	units		3,256
Outpatient Medical	2	51,095	sf		16,582
Total expansion projects	7				31,775

Total development funding	73				1,072,623	7.2%

Total gross investments					4,082,251	5.6%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	2	75	units	155,667	11,675
Seniors Housing Triple-net	1	72	units	125,347	9,025
Long-Term/Post-Acute Care	9	1,098	beds	78,315	158,551
Loan payoffs					243,996
Total dispositions and loan payoffs(5)	12				423,247	7.2%

Net investments (dispositions)					$3,659,004

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Avery Healthcare	85	Stangrove Lodge	Edenbridge	United Kingdom	UK	Greater London
Avery Healthcare	78	Weeden Road	Northampton	United Kingdom	UK	No MSA
StoryPoint Senior Living	130	9500 Broadview Road	Broadview Heights	OH	US	Cleveland
StoryPoint Senior Living	101	2870 Snouffer Road	Columbus	OH	US	Columbus
StoryPoint Senior Living	75	9150 Lakeshore Boulevard	Mentor	OH	US	Cleveland
StoryPoint Senior Living	101	73 East Avenue	Tallmadge	OH	US	Akron
StoryPoint Senior Living	105	939 Portage Road	Wooster	OH	US	Wooster, OH
Total	675

Seniors Housing Triple-net
Sagora Senior Living	78	1610 Research Street	Amarillo	TX	US	Amarillo, TX
Sagora Senior Living	78	902 Walter P. Holliday Drive	Cleburne	TX	US	Dallas
Sagora Senior Living	40	608 Conroe Medical Drive	Conroe	TX	US	Houston
Sagora Senior Living	78	17935 Longenbaugh Road	Cypress	TX	US	Houston
Sagora Senior Living	78	3141 Dalhart Drive	Fort Worth	TX	US	Dallas
Total	352

Outpatient Medical
Non Affiliated	66,580	2 Princess Road	Lawrenceville	NJ	US	Trenton, NJ

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 12/31/22	Estimated Conversion(3)

Seniors Housing Operating
New York	72	—	—	36	36	$41,922	$30,338	1Q23
Austin	196	196	—	—	—	39,500	25,866	1Q23 - 2Q23
Austin	188	188	—	—	—	36,215	30,331	1Q23 - 2Q23
Dallas	112	112	—	—	—	24,553	18,041	1Q23
Coventry	76	—	—	38	38	18,494	14,191	1Q23
Meadville, PA	128	128	—	—	—	13,996	13,996	1Q23
Dallas	47	47	—	—	—	13,109	6,373	1Q23
Charlotte	328	328	—	—	—	91,836	44,826	2Q23 - 3Q23
New York	158	—	—	71	87	79,391	64,381	2Q23
Barnstable Town, MA	120	120	—	—	—	31,761	31,761	2Q23
Hartford	128	128	—	—	—	22,362	22,362	2Q23
Hartford	122	122	—	—	—	20,949	20,949	2Q23
Boston	167	—	91	48	28	81,003	34,861	3Q23
Phoenix	199	199	—	—	—	54,754	22,783	3Q23 - 4Q23
Phoenix	204	204	—	—	—	53,400	24,051	3Q23 - 4Q23
Naples, FL	188	188	—	—	—	56,910	9,156	4Q23 - 1Q24
Tampa	206	206	—	—	—	52,493	8,184	4Q23 - 1Q24
Houston	130	130	—	—	—	31,738	12,044	4Q23 - 1Q24
Kansas City	134	134	—	—	—	21,279	21,279	4Q23
Cincinnati	122	122	—	—	—	16,385	5,171	1Q24
Dallas	52	52	—	—	—	16,358	5,324	1Q24 - 2Q24
Washington D.C.	302	—	190	89	23	156,194	74,304	2Q24
Boston	160	—	82	37	41	148,590	71,788	2Q24
Washington D.C.	137	—	10	90	37	119,890	39,482	2Q24
Killeen, TX	256	256	—	—	—	65,569	8,835	3Q24
Peterborough	80	—	—	52	28	11,961	2,087	3Q24
Burley	70	—	—	45	25	11,254	1,782	3Q24
San Jose	685	509	—	143	33	179,815	160,402	1Q25
San Jose	158	—	—	158	—	61,929	30,292	1Q25
Little Rock	283	283	—	—	—	13,893	3,670	3Q25
Sunrise Developments(2)	939	—	—	584	355	207,098	112,781	1Q23 - 3Q24
Subtotal	6,147	3,652	373	1,391	731	1,794,601	971,691

Seniors Housing Triple-net
Raleigh	191	—	151	40	—	141,748	101,991	2Q23

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/22	Estimated Conversion
Houston			16,835	100%	Yes	9,935	5,754	1Q23
Oklahoma City			134,285	100%	Yes	93,329	56,029	2Q23
Beaumont-Port Arthur, TX			33,000	100%	Yes	11,615	5,213	2Q23
Houston			16,830	100%	Yes	9,077	4,280	2Q23
Subtotal			200,950			123,956	71,276

Total Development Projects						$2,060,305	$1,144,958
Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.
(2) Relates to ten properties, with a weighted-average ownership of 37%.
(3) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2023 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	40	6,147	7.1%	$596,624	$226,286	$822,910	$1,794,601
Seniors Housing Triple-net	1	191	9.3%	39,757	—	39,757	141,748
Outpatient Medical	4	200,950	5.9%	52,680	—	52,680	123,956
Total	45		7.2%	$689,061	$226,286	$915,347	$2,060,305

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q22 actual	$228,021	2.2%	7.2%	2022 actual	$668,022	2.4%	7.0%
2Q22 actual	84,181	(0.7)%	8.1%	2023 estimate	1,056,305	1.7%	7.2%
3Q22 actual	78,589	1.4%	6.7%	2024 estimate	748,362	(0.4)%	7.3%
4Q22 actual	277,231	3.8%	6.5%	2025 estimate	255,638	6.4%	6.5%
1Q23 estimate	138,888	(1.4)%	7.1%	Total	$2,728,327	1.7%	7.1%
2Q23 estimate	573,166	3.3%	7.5%
3Q23 estimate	214,818	0.4%	7.1%
4Q23 estimate	129,433	(0.2)%	6.4%
1Q24 estimate	176,679	1.0%	7.0%
2Q24 estimate	462,179	(1.0)%	7.6%
3Q24 estimate	109,504	(0.3)%	6.4%
1Q25 estimate	241,744	6.5%	6.5%
3Q25 estimate	13,894	4.1%	6.9%
Total	$2,728,327	1.7%	7.1%

Unstabilized Properties
	09/30/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2022 Properties	Beds / Units
Seniors Housing Operating	41	(1)	7	2	49	6,487
Seniors Housing Triple-net	20	(1)	—	(2)	17	1,975
Total	61	(2)	7	—	66	8,462

Occupancy	09/30/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2022 Properties
0% - 50%	29	—	7	—	(8)	28
50% - 70%	19	—	—	—	7	26
70% +	13	(2)	—	—	1	12
Total	61	(2)	7	—	—	66

Occupancy	12/31/2022 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	28	9	$42,161	0.7%	$850,407	2.1%
50% - 70%	26	20	99,154	1.6%	784,233	1.9%
70% +	12	28	53,846	0.9%	362,054	0.9%
Total	66	11	$195,161	3.2%	$1,996,694	4.9%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 13.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$896,616	88,695	units
Seniors Housing Triple-net	419,988	27,332	units
Outpatient Medical	470,772	18,844,516	square feet
Long-Term/Post-Acute Care	249,048	26,264	beds
Total In-Place NOI(2)	2,036,424
Incremental stabilized NOI(3)	105,342
Total stabilized NOI	$2,141,766

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	12,584,529
Secured debt(4)	3,106,811
Financing lease liabilities	113,464
Total debt	$15,804,804
Add (Subtract):
Other liabilities (assets), net(5)	$344,007
Cash and cash equivalents and restricted cash	(722,292)
Net obligations	$15,426,519

Other Assets
Land parcels	$314,545	Effective Interest Rate(8)
Real estate loans receivable(6)	1,386,424	10.4%
Non real estate loans receivable(7)	268,524	11.3%
Joint venture real estate loans receivables(9)	265,344	6.1%
Other investments(10)	15,288
Property dispositions(11)	361,763
Development properties:(12)
Current balance	1,165,405
Unfunded commitments	972,487
Committed balances	$2,137,892
Projected yield	7.2%
Projected NOI	$153,928

Common Shares Outstanding(13)	492,492
Notes:
(1) Includes $23,482,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 19 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,058,074,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$432,941
Below market tenant lease intangibles, net	25,284
Deferred taxes, net	(44,605)
Intangible assets, net	(89,436)
Other non-cash liabilities / (assets), net	7,277
Total non-cash liabilities/(assets), net	$331,461

(6) Represents $1,398,611,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $12,187,000 of credit allowances.
(7) Represents $420,319,000 of non-real estate loans, net of $151,795,000 of credit allowances.
(8) Average cash-pay interest rates are 6.5%, 2.2% and 6.1% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Primarily represents the estimated fair value of 3.4% ownership in Seniors Housing Operating portfolios excluded from IPNOI.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 10-11. Also includes expansion projects.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1,2)
	4Q21	1Q22	2Q22	3Q22	4Q22
Revenues:
Seniors Housing Operating
Resident fees and services	$870,039	$965,574	$1,000,571	$1,057,814	$1,091,043
Interest income	1,091	1,398	1,642	2,210	2,388
Other income	6,434	3,007	(1,251)	1,729	1,715
Total revenues	877,564	969,979	1,000,962	1,061,753	1,095,146

Seniors Housing Triple-net
Rental income	127,987	121,233	123,557	116,233	122,267
Interest income	33,149	33,097	31,725	32,726	31,837
Other income	1,068	1,471	1,786	1,307	1,361
Total revenues	162,204	155,801	157,068	150,266	155,465

Outpatient Medical
Rental income	155,715	160,288	163,808	170,051	174,182
Interest income	51	71	65	80	86
Other income	5,256	3,238	2,347	1,859	2,548
Total revenues	161,022	163,597	166,220	171,990	176,816

Long-Term/Post-Acute Care
Rental income	66,939	68,841	68,598	70,356	71,021
Interest income	5,381	5,107	5,499	5,760	5,982
Other income	—	234	—	513	153
Total revenues	72,320	74,182	74,097	76,629	77,156

Corporate
Other income	3,548	3,183	3,665	3,942	7,714
Total revenues	3,548	3,183	3,665	3,942	7,714

Total
Rental income	350,641	350,362	355,963	356,640	367,470
Resident fees and services	870,039	965,574	1,000,571	1,057,814	1,091,043
Interest Income	39,672	39,673	38,931	40,776	40,293
Other Income	16,306	11,133	6,547	9,350	13,491
Total revenues	1,276,658	1,366,742	1,402,012	1,464,580	1,512,297

Property operating expenses:
Seniors Housing Operating	698,601	774,936	777,178	831,556	866,482
Seniors Housing Triple-net	8,221	7,441	7,799	7,710	6,924
Outpatient Medical	47,254	50,599	51,177	53,684	53,259
Long-Term/Post-Acute Care	4,164	3,973	3,916	4,034	3,426
Corporate	1,935	2,615	2,645	5,794	5,086
Total property operating expenses	760,175	839,564	842,715	902,778	935,177

Net operating income:
Seniors Housing Operating	178,963	195,043	223,784	230,197	228,664
Seniors Housing Triple-net	153,983	148,360	149,269	142,556	148,541
Outpatient Medical	113,768	112,998	115,043	118,306	123,557
Long-Term/Post-Acute Care	68,156	70,209	70,181	72,595	73,730
Corporate	1,613	568	1,020	(1,852)	2,628
Net operating income	$516,483	$527,178	$559,297	$561,802	$577,120
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 18. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent was paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests were excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, REVPOR and same store REVPOR. Effective April 1, 2022, the lease was terminated and the related lease termination income was also excluded from NOI.
(2) The results related to the 205 properties previously reported as Health System have been reclassified to Seniors Housing Triple-net and Long-Term/Post-Acute Care for all periods.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	December 31, 2022		December 31, 2022
Net income (loss)	$160,568		$1,798
Interest expense	529,519		140,391
Income tax expense (benefit)	7,247		(4,088)
Depreciation and amortization	1,310,368		342,286
EBITDA	2,007,702		480,387
Loss (income) from unconsolidated entities	21,290		4,650
Stock-based compensation	26,027		6,569
Loss (gain) on extinguishment of debt, net	680		87
Loss (gain) on real estate dispositions, net	(16,043)		4,423
Impairment of assets	17,502		13,146
Provision for loan losses, net	10,320		10,469
Loss (gain) on derivatives and financial instruments, net	8,334		258
Other expenses	101,670		24,954
Lease termination and leasehold interest adjustment(2)	(64,854)		—
Casualty losses, net of recoveries	10,391		7,377
Other impairment(3)	(620)		—
Total adjustments	114,697		71,933
Adjusted EBITDA	$2,122,399		$552,320

Interest Coverage Ratios
Interest expense	$529,519		$140,391
Capitalized interest	30,491		9,762
Non-cash interest expense	(21,754)		(4,280)
Total interest	$538,256		$145,873
EBITDA	$2,007,702		$480,387
Interest coverage ratio	3.73	x	3.29	x
Adjusted EBITDA	$2,122,399		$552,320
Adjusted Interest coverage ratio	3.94	x	3.79	x

Fixed Charge Coverage Ratios
Total interest	$538,256		$145,873
Secured debt principal amortization	58,114		13,989
Total fixed charges	$596,370		$159,862
EBITDA	$2,007,702		$480,387
Fixed charge coverage ratio	3.37	x	3.01	x
Adjusted EBITDA	$2,122,399		$552,320
Adjusted Fixed charge coverage ratio	3.56	x	3.45	x

Net Debt to EBITDA Ratios
Total debt(4)			$14,661,552
Less: cash and cash equivalents and restricted cash			(722,292)
Net debt			$13,939,260
EBITDA Annualized			$1,921,548
Net debt to EBITDA ratio			7.25	x
Adjusted EBITDA Annualized			$2,209,280
Net debt to Adjusted EBITDA ratio			6.31	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 18.
(2) Effective April 1, 2022, our leasehold interest relating to the master lease with National Health Investors ("NHI") for 17 properties assumed in conjunction with the Holiday Retirement acquisition was terminated as a result of the transition or sale of the properties by NHI. We recognized a gain of $58,621,000 related to the termination of this lease in other income. The net impact of these leasehold properties inclusive of the gain has been excluded from Adjusted EBITDA.
(3) Primarily related to the release of previously reserved straight-line receivables.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $113,464,000. Excludes operating lease liabilities of $302,360,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	14,661,552	41.49%
Cash and cash equivalents and restricted cash	(722,292)	(2.04)%
Net debt to consolidated book capitalization	$13,939,260	39.45%
Total equity(4)	21,393,996	60.55%
Consolidated book capitalization	$35,333,256	100.00%
Joint venture debt, net(5)	976,857
Total book capitalization	$36,310,113

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	14,661,552	33.77%
Cash and cash equivalents and restricted cash	(722,292)	(1.66)%
Net debt to consolidated undepreciated book capitalization	$13,939,260	32.11%
Accumulated depreciation and amortization	8,075,733	18.60%
Total equity(4)	21,393,996	49.29%
Consolidated undepreciated book capitalization	$43,408,989	100.00%
Joint venture debt, net(5)	976,857
Total undepreciated book capitalization	$44,385,846

Enterprise Value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	14,661,552	31.07%
Cash and cash equivalents and restricted cash	(722,292)	(1.53)%
Net debt to consolidated enterprise value	$13,939,260	29.54%
Common shares outstanding	490,509
Period end share price	65.55
Common equity market capitalization	$32,152,865	68.13%
Noncontrolling interests(4)	1,099,182	2.33%
Consolidated enterprise value	$47,191,307	100.00%
Joint venture debt, net(5)	976,857
Total enterprise value	$48,168,164

Secured Debt as % of Total Assets
Secured debt(2)	$2,110,815	5.57%
Total assets	$37,893,233

Total Debt as % of Total Assets
Total debt(2)(3)	$14,661,552	38.69%
Total assets	$37,893,233

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$12,437,273	32.98%
Unencumbered assets	$37,709,448

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 18.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $113,464,000 and excludes operating lease liabilities of $302,360,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate (8)
2023	$—		$—	$627,672	$234,613	$(154,072)	$708,213		4.51%	4.98%
2024	—		1,350,000	345,400	178,396	(62,932)	1,810,864		11.54%	4.03%
2025	—		1,260,000	267,117	518,591	(39,414)	2,006,294		12.79%	3.91%
2026	—		700,000	127,454	65,669	(19,473)	873,650		5.57%	4.10%
2027	—		1,906,444	184,491	112,341	(38,021)	2,165,255		13.80%	4.31%
2028	—		1,414,235	84,277	25,468	(8,877)	1,515,103		9.66%	4.48%
2029	—		1,050,000	288,339	35,692	(915)	1,373,116		8.75%	3.57%
2030	—		750,000	35,892	30,141	(124)	815,909		5.20%	3.13%
2031	—		1,350,000	6,226	31,239	(130)	1,387,335		8.84%	2.77%
2032	—		1,050,000	47,172	3,377	(135)	1,100,414		7.01%	4.43%
Thereafter	—		1,753,850	115,914	70,498	(5,075)	1,935,187		12.33%	5.05%
Totals	$—		$12,584,529	$2,129,954	$1,306,025	$(329,168)	$15,691,340		100.00%

Weighted Avg. Interest Rate(8)	—		4.06%	4.33%	4.20%	4.30%	4.10%

Weighted Avg. Maturity Years	—	(2)	6.9	3.7	4.6	2.0	6.4	(2)

% Floating Rate Debt(8)	100.00%		13.86%	31.99%	18.45%	47.75%	16.00%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$—	$10,910,000	$1,172,563	$984,456	$(108,282)	$12,958,737	$—
United Kingdom	—	1,268,085	—	—	—	1,268,085	2,283,408
Canada	—	406,444	957,391	321,569	(220,886)	1,464,518	794,413
Totals	$—	$12,584,529	$2,129,954	$1,306,025	$(329,168)	$15,691,340	$3,077,821

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of December 31, 2022. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $184,747,000 USD at December 31, 2022). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $221,697,000 USD at December 31, 2022) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $664,235,000 USD at December 31, 2022). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $603,850,000 USD at December 31, 2022). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $302,360,000 and finance lease liabilities of $113,464,000 related to ASC 842 adoption.
(8) Based on variable interest rates and foreign currency exchange rates in effect as of December 31, 2022. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, LIBOR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $190,418,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties, or transaction costs. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q21	1Q22	2Q22	3Q22	4Q22
Net income (loss)	$66,194	$65,751	$95,672	$(2,653)	$1,798
Loss (gain) on real estate dispositions, net	(11,673)	(22,934)	3,532	(1,064)	4,423
Loss (income) from unconsolidated entities	12,174	2,884	7,058	6,698	4,650
Income tax expense (benefit)	2,051	5,013	3,065	3,257	(4,088)
Other expenses	15,483	26,069	35,166	15,481	24,954
Impairment of assets	2,357	—	—	4,356	13,146
Provision for loan losses, net	(39)	(804)	165	490	10,469
Loss (gain) on extinguishment of debt, net	(1,090)	(12)	603	2	87
Loss (gain) on derivatives and financial instruments, net	(830)	2,578	(1,407)	6,905	258
General and administrative expenses	33,109	37,706	36,554	34,811	41,319
Depreciation and amortization	284,501	304,088	310,295	353,699	342,286
Interest expense	121,848	121,696	127,750	139,682	140,391
Consolidated net operating income	524,085	542,035	618,453	561,664	579,693
NOI attributable to unconsolidated investments(1)	20,287	20,142	23,648	27,374	24,950
NOI attributable to noncontrolling interests(2)	(27,889)	(34,999)	(82,804)	(27,236)	(27,523)
Pro rata net operating income (NOI)(3)	$516,483	$527,178	$559,297	$561,802	$577,120

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,095,146	$155,465	$176,816	$77,156	$7,714	$1,512,297
Property operating expenses	(866,482)	(6,924)	(53,259)	(3,426)	(5,086)	(935,177)
NOI(3)	228,664	148,541	123,557	73,730	2,628	577,120
Adjust:
Interest income	(2,388)	(31,837)	(86)	(5,982)	—	(40,293)
Other income	(1,543)	(535)	(188)	(153)	(3,412)	(5,831)
Sold / held for sale	519	—	12	(1,857)	—	(1,326)
Non operational(4)	2,984	—	(162)	(91)	—	2,731
Non In-Place NOI(5)	(5,201)	(10,542)	(5,533)	(8,378)	784	(28,870)
Timing adjustments(6)	1,119	(630)	93	4,993	—	5,575
Total adjustments	(4,510)	(43,544)	(5,864)	(11,468)	(2,628)	(68,014)
In-Place NOI	224,154	104,997	117,693	62,262	—	509,106
Annualized In-Place NOI	$896,616	$419,988	$470,772	$249,048	$—	$2,036,424

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	954	370	402	239	1,965
Recent acquisitions/ development conversions(7)	(114)	(11)	(24)	—	(149)
Under development	(40)	—	(5)	—	(45)
Under redevelopment(8)	(4)	—	(4)	(3)	(11)
Current held for sale	(3)	—	(1)	(7)	(11)
Land parcels, loans and sub-leases	(24)	(8)	(7)	—	(39)
Transitions(9)	(108)	—	—	(150)	(258)
Other(10)	(7)	—	—	(3)	(10)
Same store properties	654	351	361	76	1,442
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 13 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 13 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(7) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q21	1Q22	2Q22	3Q22	4Q22	Y/o/Y
Seniors Housing Operating
NOI	$178,963	$195,043	$223,784	$230,197	$228,664
Non-cash NOI on same store properties	(662)	(138)	(242)	(171)	(196)
NOI attributable to non-same store properties	(22,024)	(36,277)	(38,642)	(56,438)	(46,511)
Currency and ownership adjustments(1)	(669)	(318)	340	1,461	2,759
Normalizing adjustment for government grants(2)	(15,610)	(1,568)	(15,793)	(2,435)	(2,330)
Normalizing adjustment for casualty related expenses, net(3)	4,442	(115)	1,905	1,602	2,735
Other normalizing adjustments(4)	70	393	140	—	—
SSNOI(5)	144,510	157,020	171,492	174,216	185,121	28.1%

Seniors Housing Triple-net
NOI	153,983	148,360	149,269	142,556	148,541
Non-cash NOI on same store properties	(7,371)	(7,404)	(13,001)	(10,563)	(10,066)
NOI attributable to non-same store properties	(47,462)	(39,731)	(38,062)	(38,546)	(36,598)
Currency and ownership adjustments(1)	957	723	1,531	2,501	2,582
Other normalizing adjustments(4)	59	(213)	—	—	—
SSNOI	100,166	101,735	99,737	95,948	104,459	4.3%

Outpatient Medical
NOI	113,768	112,998	115,043	118,306	123,557
Non-cash NOI on same store properties	(3,523)	(3,138)	(3,321)	(3,776)	(4,287)
NOI attributable to non-same store properties	(5,298)	(3,781)	(6,234)	(7,518)	(11,250)
Currency and ownership adjustments(1)	313	575	437	192	(153)
Normalizing adjustment for lease restructure(6)	579	—	—	(1,056)	—
Normalizing adjustment for casualty related expenses, net(3)	—	—	—	—	515
Other normalizing adjustments(4)	306	(537)	(262)	(88)	(20)
SSNOI	106,145	106,117	105,663	106,060	108,362	2.1%

Long-Term/Post-Acute Care
NOI	68,156	70,209	70,181	72,595	73,730
Non-cash NOI on same store properties	(939)	(840)	(725)	(1,654)	(1,526)
NOI attributable to non-same store properties	(45,246)	(46,868)	(47,051)	(47,915)	(49,478)
Currency and ownership adjustments(1)	(19)	(10)	4	43	111
Other normalizing adjustments(4)	—	—	—	(327)	—
SSNOI	21,952	22,491	22,409	22,742	22,837	4.0%

Corporate
NOI	1,613	568	1,020	(1,852)	2,628
NOI attributable to non-same store properties	(1,613)	(568)	(1,020)	1,852	(2,628)
SSNOI	—	—	—	—	—

Total
NOI	516,483	527,178	559,297	561,802	577,120
Non-cash NOI on same store properties	(12,495)	(11,520)	(17,289)	(16,164)	(16,075)
NOI attributable to non-same store properties	(121,643)	(127,225)	(131,009)	(148,565)	(146,465)
Currency and ownership adjustments(1)	582	970	2,312	4,197	5,299
Normalizing adjustments, net	(10,154)	(2,040)	(14,010)	(2,304)	900
SSNOI	$372,773	$387,363	$399,301	$398,966	$420,779	12.9%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2738 and to translate UK properties at a GBP/USD rate of 1.3501.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.
(6) Represents normalizing adjustment related to a lease restructure associated with one Outpatient Medical tenant.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$890,291	$101,387	$113,317	$1,104,995
Unconsolidated SHO revenues attributable to Welltower(1)	33,477	715	22,616	56,808
SHO revenues attributable to noncontrolling interests(2)	(33,788)	(10,149)	(22,720)	(66,657)
Pro rata SHO revenues(3)	889,980	91,953	113,213	1,095,146
SHO interest and other income	(7,654)	(68)	(356)	(8,078)
SHO revenues attributable to sold and held for sale properties	(1,245)	—	—	(1,245)
Currency and ownership adjustments(4)	(2,243)	13,741	7,231	18,729
SHO local revenues	878,838	105,626	120,088	1,104,552
Average occupied units/month	52,257	3,574	13,145	68,976
REVPOR/month in USD	$5,560	$9,771	$3,020	$5,294
REVPOR/month in local currency(4)		£7,237	$3,847

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	4Q21	4Q22	4Q21	4Q22	4Q21	4Q22	4Q21	4Q22
SHO SS REVPOR Growth
Consolidated SHO revenues	$700,436	$890,291	$101,888	$101,387	$102,456	$113,317	$904,780	$1,104,995
Unconsolidated SHO revenues attributable to WELL(1)	25,303	33,477	84	715	22,291	22,616	47,678	56,808
SHO revenues attributable to noncontrolling interests(2)	(40,844)	(33,788)	(11,709)	(10,149)	(22,341)	(22,720)	(74,894)	(66,657)
SHO pro rata revenues(3)	684,895	889,980	90,263	91,953	102,406	113,213	877,564	1,095,146
Non-cash revenues on same store properties	(556)	(556)	—	—	—	—	(556)	(556)
Revenues attributable to non-same store properties	(69,738)	(212,093)	(68,507)	(68,949)	(14)	(11,860)	(138,259)	(292,902)
Currency and ownership adjustments(4)	1,499	139	661	3,393	(1,092)	6,365	1,068	9,897
Normalizing adjustment for government grants(5)	(3,011)	—	—	—	—	—	(3,011)	—
Other normalizing adjustments(6)	—	—	(242)	—	—	—	(242)	—
SHO SS revenues(7)	$613,089	$677,470	$22,175	$26,397	$101,300	$107,718	$736,564	$811,585
Avg. occupied units/month(8)	37,924	38,791	792	891	11,271	11,569	49,987	51,251
SHO SS REVPOR(9)	$5,345	$5,774	$9,257	$9,795	$2,971	$3,078	$4,872	$5,235
SS REVPOR YOY growth		8.0%		5.8%		3.6%		7.5%

SHO SSNOI Growth
Consolidated SHO NOI	$133,499	$184,671	$22,595	$15,747	$24,281	$33,673	$180,375	$234,091
Unconsolidated SHO NOI attributable to WELL(1)	4,175	4,862	6,692	4,765	6,265	7,021	17,132	16,648
SHO NOI attributable to noncontrolling interests(2)	(5,078)	(9,119)	(8,599)	(6,820)	(4,867)	(6,136)	(18,544)	(22,075)
SHO pro rata NOI(3)	132,596	180,414	20,688	13,692	25,679	34,558	178,963	228,664
Non-cash NOI on same store properties	(128)	(196)	(534)	—	—	—	(662)	(196)
NOI attributable to non-same store properties	(7,894)	(32,045)	(14,148)	(8,729)	18	(5,737)	(22,024)	(46,511)
Currency and ownership adjustments(4)	(562)	149	192	733	(299)	1,877	(669)	2,759
Normalizing adjustment for government grants(10)	(12,973)	—	(1,024)	—	(1,613)	(2,330)	(15,610)	(2,330)
Normalizing adjustment for casualty related expenses(11)	4,442	2,715	—	—	—	20	4,442	2,735
Other normalizing adjustments(6)	432	—	(362)	—	—	—	70	—
SHO pro rata SSNOI(7)	$115,913	$151,037	$4,812	$5,696	$23,785	$28,388	$144,510	$185,121
SHO SSNOI growth		30.3%		18.4%		19.4%		28.1%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$564,663		$20,065		$103,121		$687,849
Average units in service(12)		49,116		1,203		14,462		64,781
SSNOI/unit in USD		$11,497		$16,679		$7,130		$10,618
SSNOI/unit in local currency(4)				£12,354		$9,083
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove revenues and NOI related to certain leasehold properties. See page 13 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 13 & 20 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2738 and to translate UK properties at a GBP/USD rate of 1.3501.
(5) Represents normalizing adjustment for amounts recognized in revenues related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO REVPOR revenues/SSNOI at Welltower pro rata ownership. See page 20 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents normalizing adjustment for amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(11) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(12) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 15, 2023 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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Toledo, Ohio 43615-4040
www.welltower.com

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